Exhibit 5.1

November 4, 2021

KfW,
Palmengartenstrasse 5-9,
D-60325 Frankfurt am Main,
Germany

Ladies and Gentlemen:

In connection with the filing of a registration statement (the “Registration Statement”) under Schedule B of the United States Securities Act of 1933, as amended (the “Act”), relating to debt securities (the “Securities”) of KfW, an institution organized under public law of the Federal Republic of Germany (“Germany”), to be issued from time to time in accordance with (i) the terms of the Amended and Restated Agency Agreement for Global Notes, dated December 22, 2010, among KfW, Deutsche Bank Aktiengesellschaft and Deutsche Bank Trust Company Americas and substantially in the form filed as Exhibit 4.1 to the Registration Statement (the “New Deutsche Bank Agency Agreement”), (ii) the terms of the Amended and Restated Agency Agreement for Global Notes, dated December 15, 2006, among KfW, Deutsche Bank Aktiengesellschaft and Deutsche Bank Trust Company Americas and substantially in the form filed as Exhibit 4.2 to the Registration Statement (the “Amended and Restated Deutsche Bank Agency Agreement”), (iii) the terms of the Agency Agreement for Global Notes, dated May 16, 2011, among KfW, The Bank of New York Mellon and The Bank of New York Mellon (Luxembourg) S.A. and substantially in the form filed as Exhibit 4.3 to the Registration Statement (the “The Bank of New York Mellon Agency Agreement”), (iv) the terms of the Agency Agreement for Global Notes, dated August 26, 2020, among KfW, Citibank N.A., London Branch and Citibank Europe Plc, Frankfurt Branch and substantially in the form filed as Exhibit 4.4 to the Registration Statement (the “Citibank Agency Agreement”) and, together with the New Deutsche Bank Agency Agreement, the Amended and Restated Deutsche Bank Agency Agreement and the The Bank of New York Mellon Agency Agreement, the “Agency Agreements”, and each an “Agency Agreement”), or (v) the terms of the Agency Rules relating to Global Bonds, dated May 14, 2012, promulgated by KfW and substantially in the form filed as Exhibit 4.5 to the Registration Statement (the “Agency Rules”), I, as General Counsel and Senior Vice President of KfW, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is my opinion that:

(1)	KfW is duly established and validly existing as an institution under public law of Germany.

(2)	KfW has full power and authority to issue the Securities, to enter into the Agency Agreements, to promulgate the Agency Rules and to perform its obligations thereunder.

(3)	When the Registration Statement under Schedule B relating to the Securities has become effective under the Act, when the applicable Agency Agreement relating to the Securities has been duly authorized, executed and delivered, when the terms of the Securities and of their issues and sale have been duly established by all necessary corporate action in conformity with the applicable Agency Agreement or the Agency Rules, as the case may be, and when the Securities have been duly executed and authenticated in accordance with such Agency Agreement or the Agency Rules, as the case may be, and issued and sold as contemplated in the Registration Statement, the Securities will constitute valid and binding obligations of KfW.

In rendering the foregoing opinion, I have assumed that such Securities when issued do not violate any applicable law or agreement then binding KfW. Further, I note that the enforcement of any agreement, instrument (including the Securities) or right may be limited by bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium, limitation and similar laws of general applicability relating to or affecting the rights of creditors and by general equity principles.

The foregoing opinion is limited to the laws of Germany, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I, in my own capacity and on behalf of the legal department of KfW, hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to the legal department of KfW under the heading “Validity of Securities” in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Karsten Hardraht
Dr. Karsten Hardraht